EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We  consent  to  the  use  in  this  Registration Statement of M-GAB DEVELOPMENT
CORPORATION on Form SB-2 of our report that included an explanatory paragraph about our concern about the entity's ability to continue as a going concern dated August 24, 2001, appearing in the Prospectus which is part of this Registration Statement.

/s/ Manuel  J.  Ramirez, CPA
Manuel  J.  Ramirez, CPA
Irvine,  California
August  30,  2001